EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
LivePerson, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112019, 333-112018, 333-136249 and 333-147929) and Form S-8 (No. 333-34230, 333-147572, 333-159850, 333-168945 and 333-194590) of LivePerson, Inc. of our reports dated March 12, 2015, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, which appear in LivePerson, Inc.'s Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York

March 12, 2015